Exhibit 99.1

Quest Diagnostics Reports Third Quarter 2023 Financial Results;
Updates Guidance for Full Year 2023

•Third quarter revenues of $2.30 billion, down 7.7% from 2022
•Third quarter reported diluted earnings per share ("EPS") of $1.96, down 9.7% from 2022; and adjusted diluted EPS of $2.22, down 5.9% from 2022
•Third quarter base business revenues of $2.27 billion, up 4.6% from 2022
•Full year 2023 revenues now expected to be between $9.19 billion and $9.24 billion; reported diluted EPS now expected to be between $7.61 and $7.71; and adjusted diluted EPS expected to be between $8.65 and $8.75

SECAUCUS, N.J., October 24, 2023 - Quest Diagnostics Incorporated (NYSE: DGX), the world's leading provider of diagnostic information services, announced today financial results for the third quarter ended September 30, 2023.

"We grew our base business revenues nearly 5% in the third quarter, largely due to strength in our physician and hospital channels,” said Jim Davis, Chairman, CEO and President. “In addition, we are pleased that we have now successfully negotiated all of our strategic health plan renewals that were scheduled for this year."

"Also in the third quarter, we improved the productivity of our base business both sequentially and year over year."

Mr. Davis continued: "Given the strength of our business and a robust pipeline of professional lab services and M&A opportunities, Quest Diagnostics is well positioned for continued growth.”

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
	(dollars in millions, except per share data)
Reported:
Net revenues	$2,295	$2,486	(7.7)%	$6,964	$7,550	(7.8)%
Base business revenues (a)	$2,269	$2,170	4.6%	$6,778	$6,280	7.9%
COVID-19 testing revenues	$26	$316	(92.0)%	$186	$1,270	(85.4)%

Diagnostic Information Services revenues	$2,228	$2,419	(7.9)%	$6,755	$7,344	(8.0)%
Revenue per requisition			(7.2)%			(6.6)%
Requisition volume			(0.5)%			(1.4)%
Organic requisition volume			(1.0)%			(1.7)%
Operating income (b)	$342	$392	(13.0)%	$995	$1,293	(23.1)%
Operating income as a percentage of net revenues (b)	14.9%	15.8%	(0.9)%	14.3%	17.1%	(2.8)%
Net income attributable to Quest Diagnostics (b)	$225	$256	(12.2)%	$662	$845	(21.7)%
Diluted EPS (b)	$1.96	$2.17	(9.7)%	$5.79	$7.05	(17.9)%
Cash provided by operations	$207	$502	(58.8)%	$745	$1,384	(46.2)%
Capital expenditures	$105	$118	(10.1)%	$336	$257	31.1%

Adjusted (b):
Operating income	$380	$423	(10.1)%	$1,119	$1,412	(20.7)%
Operating income as a percentage of net revenues	16.6%	17.0%	(0.4)%	16.1%	18.7%	(2.6)%
Net income attributable to Quest Diagnostics	$254	$279	(8.8)%	$749	$952	(21.3)%
Diluted EPS	$2.22	$2.36	(5.9)%	$6.56	$7.94	(17.4)%
(a)Excludes COVID-19 testing.

(b)For further details impacting the year-over-year comparisons related to operating income, operating income as a percentage of net revenues, net income attributable to Quest Diagnostics, and diluted EPS, see note 2 of the financial tables attached below.

Updated Guidance for Full Year 2023

The company updates its Full Year 2023 guidance as follows:

	Updated Guidance		Prior Guidance
	Low	High	Low	High
Net revenues	$9.19 billion	$9.24 billion	$9.12 billion	$9.22 billion
Net revenues decrease	(7.0)%	(6.5)%	(7.7)%	(6.7)%
Base business revenues (a)	$8.99 billion	$9.04 billion	$8.92 billion	$9.02 billion
Base business revenues increase	6.7%	7.3%	5.8%	7.0%
COVID-19 testing revenues	Approximately $200 million		Approximately $200 million
COVID-19 testing revenues decrease	(86.2)%		(86.2)%
Reported diluted EPS	$7.61	$7.71	$7.52	$7.92
Adjusted diluted EPS	$8.65	$8.75	$8.50	$8.90
Cash provided by operations	Approximately $1.3 billion		At least $1.3 billion
Capital expenditures	Approximately $400 million		Approximately $400 million

(a) Excludes COVID-19 testing

Note on Non-GAAP Financial Measures

As used in this press release the term “reported” refers to measures under accounting principles generally accepted in the United States (“GAAP”). The term “adjusted” refers to non-GAAP operating performance measures that exclude special items such as restructuring and integration charges, amortization expense, excess tax benefits ("ETB") associated with stock-based compensation, costs associated with donations, contributions, and other financial support through Quest for Health Equity (our initiative with the Quest Diagnostics Foundation to reduce health disparities in underserved communities), gains and losses associated with changes in the carrying value of our strategic investments, and other items.

Non-GAAP adjusted measures are presented because management believes those measures are useful adjuncts to GAAP results. Non-GAAP adjusted measures should not be considered as an alternative to the corresponding measures determined under GAAP. Management may use these non-GAAP measures to evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe that these non-GAAP measures are useful to investors and analysts to evaluate our performance period over period and relative to competitors, as well as to analyze the underlying trends in our business and to assess our performance. The additional tables attached below include reconciliations of non-GAAP adjusted measures to GAAP measures.

Conference Call Information

Quest Diagnostics will hold its quarterly conference call to discuss financial results beginning at 8:30 a.m. Eastern Time today.  The conference call can be accessed by dialing 888-455-0391 within the U.S. and Canada, or 773-756-0467 internationally, passcode: 7895081; or via live webcast on our website at www.QuestDiagnostics.com/investor. We suggest participants dial in approximately 10 minutes before the call.

A replay of the call may be accessed online at www.QuestDiagnostics.com/investor or, from approximately 10:30 a.m. Eastern Time on October 24, 2023 until midnight Eastern Time on November 7, 2023, by phone at 800-945-5759 for domestic callers or 203-369-3502 for international callers. Anyone listening to the call is encouraged to read our periodic reports, on file with the Securities and Exchange Commission, including the discussion of risk factors and historical results of operations and financial condition in those reports.

About Quest Diagnostics

Quest Diagnostics empowers people to take action to improve health outcomes.  Derived from the world’s largest database of clinical lab results, our diagnostic insights reveal new avenues to identify and treat disease, inspire healthy behaviors and improve health care management.  Quest annually serves one in three adult Americans and half the physicians and hospitals in the United States, and our nearly 50,000 employees understand that, in the right hands and with the right context, our diagnostic insights can inspire actions that transform lives. www.QuestDiagnostics.com.

Forward Looking Statements

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management’s current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, the complexity of billing, reimbursement and revenue recognition for clinical laboratory testing, changes in government regulations, changing relationships with customers, payers, suppliers or strategic partners and other factors discussed in the company's most recently filed Annual Report on Form 10-K and in any of the company's subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including those discussed in the “Business,” “Risk Factors,” “Cautionary Factors that May Affect Future Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those reports.

For further information: Denny Moynihan, Quest Diagnostics (Media): 973-520-2800, Shawn Bevec, Quest Diagnostics (Investors): 973-520-2900

This earnings release, including the attached financial tables, is available online in the Newsroom section at www.QuestDiagnostics.com.
ADDITIONAL TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Nine Months Ended September 30, 2023 and 2022
(in millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues	$2,295	$2,486	$6,964	$7,550

Operating costs and expenses and other operating income:
Cost of services	1,541	1,618	4,647	4,875
Selling, general and administrative	380	464	1,235	1,311
Amortization of intangible assets	27	27	81	81
Other operating expense (income), net	5	(15)	6	(10)
Total operating costs and expenses, net	1,953	2,094	5,969	6,257

Operating income	342	392	995	1,293

Other income (expense):
Interest expense, net	(40)	(33)	(112)	(106)
Other (expense) income, net	(3)	(8)	10	(61)
Total non-operating expense, net	(43)	(41)	(102)	(167)

Income before income taxes and equity in earnings of equity method investees	299	351	893	1,126
Income tax expense	(68)	(81)	(208)	(268)
Equity in earnings of equity method investees, net of taxes	6	6	18	41
Net income	237	276	703	899
Less: Net income attributable to noncontrolling interests	12	20	41	54
Net income attributable to Quest Diagnostics	$225	$256	$662	$845

Earnings per share attributable to Quest Diagnostics’ common stockholders:
Basic	$1.99	$2.20	$5.87	$7.17

Diluted	$1.96	$2.17	$5.79	$7.05

Weighted average common shares outstanding:
Basic	112	116	112	117

Diluted	114	118	114	119

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
September 30, 2023 and December 31, 2022
(in millions, except per share data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$143	$315
Accounts receivable, net	1,281	1,195
Inventories	184	192
Prepaid expenses and other current assets	207	196
Total current assets	1,815	1,898
Property, plant and equipment, net	1,830	1,766
Operating lease right-of-use assets	607	585
Goodwill	7,732	7,220
Intangible assets, net	1,219	1,092
Investments in equity method investees	130	132
Other assets	149	144
Total assets	$13,482	$12,837

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,157	$1,396
Current portion of long-term debt	304	2
Current portion of long-term operating lease liabilities	157	153
Total current liabilities	1,618	1,551
Long-term debt	3,946	3,978
Long-term operating lease liabilities	505	489
Other liabilities	874	812
Redeemable noncontrolling interest	76	77
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares authorized as of both September 30, 2023 and December 31, 2022; 162 shares issued as of both September 30, 2023 and December 31, 2022	2	2
Additional paid-in capital	2,302	2,295
Retained earnings	8,711	8,290
Accumulated other comprehensive loss	(20)	(21)
Treasury stock, at cost; 50 and 51 shares as of September 30, 2023 and December 31, 2022, respectively	(4,570)	(4,673)
Total Quest Diagnostics stockholders’ equity	6,425	5,893
Noncontrolling interests	38	37
Total stockholders’ equity	6,463	5,930
Total liabilities and stockholders’ equity	$13,482	$12,837

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Nine Months Ended September 30, 2023 and 2022
(in millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net income	$703	$899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	330	321
Provision for credit losses	—	1
Deferred income tax (benefit) provision	(39)	45
Stock-based compensation expense	58	55
Other, net	12	37
Changes in operating assets and liabilities:
Accounts receivable	(86)	162
Accounts payable and accrued expenses	(231)	(169)
Income taxes payable	—	(1)
Other assets and liabilities, net	(2)	34
Net cash provided by operating activities	745	1,384

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(611)	(106)
Capital expenditures	(336)	(257)
Increase in investments and other assets	—	(6)
Net cash used in investing activities	(947)	(369)

Cash flows from financing activities:
Proceeds from borrowings	1,703	—
Repayments of debt	(1,426)	(1)
Purchases of treasury stock	—	(947)
Exercise of stock options	60	96
Employee payroll tax withholdings on stock issued under stock-based compensation plans	(28)	(28)
Dividends paid	(234)	(230)
Distributions to noncontrolling interest partners	(41)	(58)
Other financing activities, net	(4)	(19)
Net cash provided by (used in) financing activities	30	(1,187)

Net change in cash and cash equivalents and restricted cash	(172)	(172)
Cash and cash equivalents and restricted cash, beginning of period	315	872
Cash and cash equivalents and restricted cash, end of period	$143	$700

Cash paid during the period for:
Interest	$97	$110
Income taxes	$233	$187

Notes to Financial Tables

1)The computation of basic and diluted earnings per common share is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics' common stockholders:
Net income attributable to Quest Diagnostics	$225	$256	$662	$845
Less: earnings allocated to participating securities	2	2	4	4
Earnings available to Quest Diagnostics' common stockholders - basic and diluted	$223	$254	$658	$841

Weighted average common shares outstanding - basic	112	116	112	117
Effect of dilutive securities:
Stock options and performance share units	2	2	2	2
Weighted average common shares outstanding - diluted	114	118	114	119

Earnings per share attributable to Quest Diagnostics' common stockholders:
Basic	$1.99	$2.20	$5.87	$7.17
Diluted	$1.96	$2.17	$5.79	$7.05

2)The following tables reconcile reported GAAP results to non-GAAP adjusted results:

	Three Months Ended September 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$342	14.9%	$(68)	$6	$225	$1.96
Restructuring and integration charges (a)	6	0.3	(1)	—	5	0.05
Other (b)	5	0.2	—	—	5	0.04
Amortization expense	27	1.2	(6)	—	21	0.18
ETB	—	—	(2)	—	(2)	(0.01)
As adjusted	$380	16.6%	$(77)	$6	$254	$2.22

	Nine Months Ended September 30, 2023
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$995	14.3%	$(208)	$18	$662	$5.79
Restructuring and integration charges (a)	32	0.5	(8)	—	24	0.22
Other (b)	11	0.1	(2)	—	9	0.08
Gains and losses on investments (c)	—	—	(1)	3	2	0.02
Amortization expense	81	1.2	(20)	—	61	0.53
ETB	—	—	(9)	—	(9)	(0.08)
As adjusted	$1,119	16.1%	$(248)	$21	$749	$6.56

	Three Months Ended September 30, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$392	15.8%	$(81)	$6	$256	$2.17
Restructuring and integration charges (a)	13	0.5	(4)	—	9	0.08
Other (b)	(9)	(0.4)	2	—	(7)	(0.06)
Gains and losses on investments (c)	—	—	—	—	2	0.01
Amortization expense	27	1.1	(7)	—	20	0.17
ETB	—	—	(1)	—	(1)	(0.01)
As adjusted	$423	17.0%	$(91)	$6	$279	$2.36

	Nine Months Ended September 30, 2022
	(dollars in millions, except per share data)
	Operating income	Operating income as a percentage of net revenues	Income tax expense (d)	Equity in earnings of equity method investees, net of taxes	Net income attributable to Quest Diagnostics	Diluted EPS
As reported	$1,293	17.1%	$(268)	$41	$845	$7.05
Restructuring and integration charges (a)	37	0.5	(10)	—	27	0.23
Other (b)	1	—	(1)	—	—	—
Gains and losses on investments (c)	—	—	(9)	9	30	0.24
Amortization expense	81	1.1	(21)	—	60	0.50
ETB	—	—	(10)	—	(10)	(0.08)
As adjusted	$1,412	18.7%	$(319)	$50	$952	$7.94

(a)For both the three and nine months ended September 30, 2023, the pre-tax impact represents costs primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. For both the three and nine months ended September 30, 2022, the pre-tax impact represents costs primarily associated with workforce reductions, systems conversions and integration costs incurred in connection with further restructuring and integrating our business. The following table summarizes the pre-tax impact of restructuring and integration charges on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in millions)
Cost of services	$2	$6	$12	$13
Selling, general and administrative	4	7	20	24
Operating income	$6	$13	$32	$37

(b)For the three months ended September 30, 2023, the pre-tax impact primarily represents a $5 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. For the nine months ended September 30, 2023, the pre-tax impact primarily represents the impairment of a corporate facility that is currently held for sale and a $5 million loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. For the three months ended September 30, 2022, the pre-tax impact primarily represents a $10 million gain from a payroll tax credit under the Coronavirus Aid, Relief, and Economic Security Act ("CARES Act") associated with the retention of employees and a $7 million gain associated with the decrease in the fair value of the contingent consideration accrual associated with previous acquisitions, partially offset by $5 million of costs associated with donations, contributions and other financial support through Quest for Health Equity. For the nine months ended September 30, 2022, the pre-tax impact primarily represents $9 million of costs associated with donations, contributions and other financial support through Quest for Health Equity, offset by the gain from the payroll tax credit under the CARES Act associated with the retention of employees. The following table summaries the pre-tax impact of these other items on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in millions)
Cost of services	$—	$2	$—	$2
Selling, general and administrative	1	5	7	9
Other operating expense (income), net	4	(16)	4	(10)
Operating income	$5	$(9)	$11	$1

(c)For all periods presented, the pre-tax impact represents gains and losses associated with changes in the carrying value of our strategic investments. The following table summarizes the pre-tax impact of gains and losses on investments on our consolidated statements of operations:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	(dollars in millions)
Other (expense) income, net	$—	$2	$—	$30

Equity in earnings of equity method investees, net of taxes	$—	$—	$3	$9

(d)For restructuring and integration charges, gains and losses on investments, other items and amortization expense, income tax impacts, where recorded, were primarily calculated using combined statutory income tax rates of 25.5% for both 2023 and 2022.

3)The outlook for adjusted diluted EPS represents management’s estimates for the full year 2023 before the impact of special items. Further impacts to earnings related to special items may occur throughout 2023. Additionally, the amount of ETB is dependent upon employee stock option exercises and our stock price, which are difficult to predict. The following table reconciles our 2023 outlook for diluted EPS under GAAP to our outlook for adjusted diluted EPS:

	Low	High
Diluted EPS	$7.61	$7.71
Restructuring and integration charges (a)	0.32	0.32
Amortization expense (b)	0.71	0.71
Other (c)	0.08	0.08
Gains and losses on investments (d)	0.02	0.02
ETB	(0.09)	(0.09)
Adjusted diluted EPS	$8.65	$8.75

(a)Represents estimated pre-tax charges of $49 million primarily associated with workforce reductions and integration costs incurred in connection with further restructuring and integrating our business. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(b)Represents estimated pre-tax amortization expenses of $108 million. Income tax benefits were calculated using a combined statutory income tax rate of 25.5%.

(c)Primarily represents the impairment of a corporate facility that is currently held for sale and a loss associated with the increase in the fair value of the contingent consideration accrual associated with previous acquisitions. Income tax benefits were primarily calculated using a combined statutory income tax rate of 25.5%.

(d)Represents $3 million of pre-tax losses associated with changes in the carrying value of our strategic investments. Income tax impacts were calculated using a combined statutory income tax rate of 25.5%.